Exhibit 99.3

TIME IS CRITICAL. PLEASE COMPLETE AND RETURN PROMPTLY IN ACCORDANCE WITH THE ENCLOSED INSTRUCTIONS.

EXCHANGE FORM AND LETTER OF TRANSMITTAL

To accompany certificates of common stock, par value $1.66 2/3 per share, of

PPG Industries, Inc. (“PPG common stock”) that are validly tendered and not properly withdrawn

This Exchange Form and Letter of Transmittal may be used to make tender only with respect to certain shares of PPG common stock you hold. You may receive additional Exchange Forms and/or Letters of Transmittal with respect to shares of PPG common stock held by you in another manner or in another name or with respect to equity awards you hold (if any). The deadline for submitting exchange forms (the “Expiration”) is 12:00 Midnight, New York City time on [—]. Exchange forms must be RECEIVED by the Exchange Agent no later than 12:00 Midnight, New York City time on the date of the Expiration.

Complete the box(es) on the reverse side to make tender to receive [—] of a share of Eagle Spinco Inc. (“Splitco”) common stock, each of which is subject to proration, adjustment and certain limitations as set forth in the Merger Agreement (as defined in the Instructions) and the prospectus, dated [—] (the “Prospectus”).

This Letter of Transmittal relates to the offer by PPG Industries, Inc. (“PPG”) to exchange all shares of common stock of Splitco (“Splitco common stock”), which are owned by PPG for shares of PPG common stock that are validly tendered and not properly withdrawn. Immediately following consummation of the exchange offer, Grizzly Acquisition Sub, Inc. (“Merger Sub”), a wholly-owned subsidiary of Georgia Gulf Corporation (“Georgia Gulf”), will be merged with and into Splitco, whereby the separate corporate existence of Merger Sub will cease and Splitco will continue as the surviving company and as a wholly-owned subsidiary of Georgia Gulf (the “Merger”) and each share of Splitco common stock (except shares of Splitco common stock held by Splitco as treasury stock) will be converted into the right to receive a number of shares of common stock, par value $0.01 per share, of Georgia Gulf (“Georgia Gulf common stock,”) equal to the greater of (a) 35,200,000 shares of Georgia Gulf common stock or (b) the product of (1) the number of shares of Georgia Gulf common stock issued and outstanding immediately prior to the effective time of the Merger multiplied by (2) 1.02020202, divided by the number of shares of Splitco common stock issued and outstanding immediately prior to the effective time of the Merger (subject to adjustment in certain circumstances). In addition, Splitco will authorize the issuance of a number of shares of Splitco common stock such that the total number of shares of Splitco common stock outstanding immediately prior to the Merger will be that number that results in the exchange ratio in the Merger equaling one and, as a result, each share of Splitco common stock (except shares of Splitco common stock held by Splitco as treasury stock) will be converted into one share of Georgia Gulf common stock in the Merger. As a result, each share of Splitco common stock (except shares of Splitco common stock held by Splitco as treasury stock) will be converted into one share of Georgia Gulf common stock in the Merger. Accordingly, shares of Splitco common stock will not be transferred to participants in the exchange offer; such participants will instead receive shares of Georgia Gulf common stock in the Merger. As a result, you will not be able to trade shares of Splitco common stock before they convert into Georgia Gulf common stock in the Merger. There can be no assurance that Georgia Gulf common stock when issued in connection with the Merger will trade at the same prices as Georgia Gulf common stock trades prior to the Merger.

Although PPG has mailed the Prospectus to the extent required by U.S. law, including to shareholders located outside the United States, the Prospectus is not an offer to buy, sell or exchange and it is not a solicitation of an offer to buy or sell any shares of PPG common stock, shares of Georgia Gulf common stock or shares of Splitco common stock in any jurisdiction in which such offer, sale or exchange is not permitted. Countries outside the United States generally have their own legal requirements that govern securities offerings made to persons resident in those countries and often impose stringent requirements about the form and content of offers made to the general public. None of PPG, Georgia Gulf or Splitco has taken any action under non-U.S. regulations to facilitate a public offer to exchange the shares of PPG common stock, Splitco common stock or Georgia Gulf common stock outside the United States. Therefore, the ability of any non-U.S. person to tender shares of PPG common stock in the exchange offer will depend on whether there is an exemption available under the laws of such person’s home country that would permit the person to participate in the exchange offer without the need for PPG, Georgia Gulf or Splitco to take any action to facilitate a public offering in that country or otherwise. For example, some countries exempt transactions from the rules governing public offerings if they involve persons who meet certain eligibility requirements relating to their status as sophisticated or professional investors. Non-U.S. shareholders should consult their advisors in considering whether they may participate in the exchange offer in accordance with the laws of their home countries and, if they do participate, whether there are any restrictions or limitations on transactions in the shares of PPG common stock, Splitco common stock or Georgia Gulf common stock that may apply in their home countries. None of PPG, Georgia Gulf, Splitco nor the information agent can provide any assurance about whether such limitations may exist.

MARK THE BOX BELOW UNDER STOCK ELECTION TO PARTICIPATE IN THE EXCHANGE OFFER

By marking the box below, I hereby elect to exchange all of my shares of PPG common stock held in this account:

STOCK ELECTION ([—] of a share of Splitco common stock.)

☐	Mark this box to elect to make a stock election with respect to ALL of your shares of PPG common stock.

ODD LOT

Shareholders holding fewer than 100 shares of PPG common stock may have their shares of PPG common stock accepted for payment before any proration of other tendered shares of PPG common stock. This preference is not available to partial tenders, or to beneficial or record holders of an aggregate of 100 or more shares of PPG common stock, even if such holders have separate accounts or certificates representing fewer than 100 shares of PPG common stock. Accordingly, this section is to be completed ONLY if shares of PPG common stock are being tendered by or on behalf of a person owning an aggregate of fewer than 100 shares of PPG common stock.

☐	Mark this box if you own an aggregate of fewer than 100 shares of PPG common stock and are tendering all such shares.

LOST OR DESTROYED CERTIFICATE(S)

If your certificate(s) representing shares of PPG common stock have been mutilated, destroyed, lost or stolen and you wish to tender your shares, please contact PPG Shareholder Services at 1-800-648-8160 regarding the requirements for replacement of the certificate(s). Replacement shares will be issued in book-entry form via DRS. You may be asked to post a surety bond for your lost shares of PPG common stock. Your shares of PPG common stock will not be included in the exchange offer unless you satisfy the requirements for replacement of your lost or destroyed certificate(s). You are urged to call PPG Shareholder Services immediately to ensure timely processing of the documentation.

These elections will be subject to proration based on a proration adjustment if stock consideration is oversubscribed.

To be effective, this Exchange Form and Letter of Transmittal must be properly completed, signed and delivered to the Exchange Agent at one of the addresses listed in the Exchange and Transmittal Information Booklet, together with your stock certificate(s), confirmation of book-entry transfer or a properly completed Notice of Guaranteed Delivery, by expiration. Do not send your election materials to Splitco, PPG, Georgia Gulf or the Information Agent.

SIGNATURE(S) REQUIRED. Signature of Registered Holder(s) or Agent

Must be signed by the registered holder(s) EXACTLY as name(s) appear(s) on stock certificate(s). If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer for a corporation in a fiduciary or representative capacity, or other person, please set forth full title. Please refer to Exchange and Transmittal Information Booklet, Signature Guarantees.

By signing below, I represent and warrant as follows:

(1) I have full power and authority to surrender the shares of PPG common stock represented by the stock certificate(s) surrendered herewith or transferred in book-entry form, or covered by a guarantee of delivery, free and clear of all liens, claims and encumbrances. I will, upon request, execute and deliver any additional documents reasonably deemed by the Exchange Agent to be appropriate or necessary to complete the surrender and exchange of my shares of PPG common stock.

(2) I understand that neither surrender nor an election is made in acceptable form until receipt by the Exchange Agent of this Election Form and Letter of Transmittal, duly completed and manually signed, together with any stock certificate(s) representing shares of PPG common stock and all accompanying evidences of authority. I agree that all questions as to validity, form and eligibility of any surrender of the shares of PPG common stock will be determined by the Exchange Agent.

(3) I understand that, pending the completion of the Merger, I may not and shall not sell or otherwise transfer the shares of PPG common stock subject to this Election Form unless the Merger Agreement is terminated or I properly revoke this election prior to the Election Deadline.

(4) I acknowledge that, until I properly surrender the certificate(s) representing the shares of PPG common stock to which this Election Form and Letter of Transmittal relates or properly transfer such shares of PPG common stock in book-entry form, I will not receive any consideration issuable or payable in connection with the Merger. Delivery of such certificate(s) will be effected, and risk of loss and title to such certificate(s) will pass, only upon proper delivery thereof to the Exchange Agent in the appropriate manner to one of the addresses listed in the Election and Transmittal Information Booklet.

Sign and provide your tax ID number on the IRS Form W-9 provided herein (or the appropriate IRS Form W-8 if you are a non-U.S. stockholder, a copy of which can be obtained at www.irs.gov).

Signature of owner	Signature of co-owner, if any	Area Code/Phone Number

SIGNATURE(S) GUARANTEED (IF REQUIRED)

Unless the shares were tendered by the registered holder(s) of the common stock, or for the account of a member of a Eligible Institution, your signature(s) must be guaranteed by an Eligible Institution.

Authorized Signature	Name of Firm

Address of Firm - Please Print

SPECIAL TRANSFER INSTRUCTIONS

To be completed ONLY if the shares and/or cash in lieu of fractional shares are to be registered in the name of someone other than the undersigned.

All changes in registration require a Medallion Signature Guarantee. Joint registrations must include the form of tenancy. Custodial registrations must include the name of the Custodian (only one). Trust account registrations must include the names of all current acting trustees and the date of the trust agreement.

Name:
(PLEASE TYPE OR PRINT)
Address:

(INCLUDE ZIP CODE)

(TAXPAYER IDENTIFICATION OR SOCIAL SECURITY NUMBER)

(SEE SUBSTITUTE FORM W-9 INCLUDED HEREIN)

SPECIAL DELIVERY INSTRUCTIONS

To be completed ONLY if the shares and/or cash in lieu of for fractional shares are to be mailed or sent to someone other than the undersigned or to the undersigned at an address other than that designated above.

Name:
(PLEASE TYPE OR PRINT)

Address:

(INCLUDE ZIP CODE)

(TAXPAYER IDENTIFICATION OR SOCIAL SECURITY NUMBER)